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Exhibit 99.3

DYNEGY INC.

OFFER TO EXCHANGE
(i)            UP TO $2,100,000,000 6.75% SENIOR NOTES DUE 2019
(CUSIP 26817R AM0)
AND THE RELATED SUBSIDIARY GUARANTEES,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED
6.75% SENIOR NOTES DUE 2019
(CUSIPS 26817R AF5 AND U2676Q AE8)
AND THE RELATED SUBSIDIARY GUARANTEES
AND
OFFER TO EXCHANGE
(ii)           UP TO $1,750,000,000 7.375% SENIOR NOTES DUE 2022
(CUSIP 26817R AN8)
AND THE RELATED SUBSIDIARY GUARANTEES,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED
7.375% SENIOR NOTES DUE 2022
(CUSIPS 26817R AG3 AND U2676Q AF5)
AND THE RELATED SUBSIDIARY GUARANTEES
AND
OFFER TO EXCHANGE
(iii)        UP TO $1,250,000,000 7.625% SENIOR NOTES DUE 2024
(CUSIP 26817R AP3)
AND THE RELATED SUBSIDIARY GUARANTEES,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED
7.625% SENIOR NOTES DUE 2024
(CUSIPS 26817R AH1 AND U2676Q AG3)
AND THE RELATED SUBSIDIARY GUARANTEES
IN EACH CASE, PURSUANT TO THE PROSPECTUS DATED , 2015

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        , 2015, UNLESS EXTENDED BY DYNEGY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, UNLESS ONE OR MORE OF THE EXCHANGE OFFERS ARE EXTENDED.

To:    Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        As described in the enclosed Prospectus, dated                                    , 2015 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offers (the "Exchange Offers"), Dynegy Inc., a Delaware corporation (the "Company"), is offering to exchange (i) up to $2,100,000,000 in aggregate principal amount of its new 6.75% Senior Notes due 2019 (the "2019 Exchange Notes") (ii) up to $1,750,000,000 in aggregate principal amount of its new 7.375% Senior Notes due 2022 (the "2022 Exchange Notes") and (iii) up to $1,250,000,000 in aggregate principal amount of its new 7.625% Senior Notes due 2024 (the "2024 Exchange Notes" and, together with the 2019 Exchange Notes and the 2022 Exchange Notes, the "Exchange Notes"), which exchanges have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in each case, in each case, for any and all of its outstanding 6.75% Senior Notes due 2019 (the "2019 Old Notes"), outstanding 7.375% Senior Notes due 2022 (the "2022 Old Notes") and outstanding 7.625% Senior Notes due 2024 (the "2024 Old Notes" and, together with the 2019 Old Notes and the 2022 Old Notes, the "Old Notes"), respectively, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offers are being made to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of October 27, 2014, among Dynegy (as successor in interest to each of Dynegy Finance I, Inc. and Dynegy Finance II, Inc.) and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of certain initial purchasers (the "Registration Rights Agreement").

        We are requesting that you contact your clients for whom you hold any Old Notes regarding any Exchange Offer. For your information and for forwarding to your clients for whom you hold such Old Notes registered in your name or in the name of your nominee, or who hold such Old Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated                                    , 2015;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A form of letter which may be sent to your clients for whose account you hold the applicable Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the applicable Exchange Offer;

  4.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  5.
  Return envelopes addressed to Wilmington Trust, National Association, the Exchange Agent for each of the Exchange Offer.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                     , 2015, UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY. IF THE COMPANY EXTENDS ONE OR MORE OF THE EXCHANGE OFFERS, THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AND DATE TO WHICH THE APPLICABLE EXCHANGE OFFER IS EXTENDED. OLD NOTES VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

        To participate in the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message (as defined in the Letter of Transmittal) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the applicable Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the applicable Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of the applicable Old Notes pursuant to the applicable Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

        Any inquiries you may have with respect to the procedure for validly tendering the applicable Old Notes pursuant to the applicable Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust, National Association, the Exchange Agent for the Exchange Offers, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
DYNEGY INC.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO EACH OF THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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  Exhibit 99.3